UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia                                               1-12454                                                      63-0475239
(State or Other Jurisdiction of Incorporation)    (Commission File Number)              (IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2012, Ruby Tuesday, Inc., a Georgia corporation (the “Company”), entered into an amendment of its Revolving Credit Agreement (the “Credit Facility”) dated as of December 1, 2010, by and among the Company, the Lenders and Bank of America, N.A.  as Administrative Agent, Servicer, Issuing Bank and Swingline Lender. The amendment (a) clarifies a term that is a component of the Company’s calculation of a financial covenant pursuant to the Credit Facility and (b) authorizes the Company to prepay up to $15 million of indebtedness in any fiscal year to various senior note holders of the Company’s $250 million aggregate principal amount of 7⅝% senior notes due 2020, which were issued in May 2012.  Our Board of Directors has authorized the repurchase of a porton of our senior notes, and we may from time to time opportunistically pursue such repurchases.

Item 5.02(D)  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Effective August 13, 2012, our Board of Directors appointed F. Lane Cardwell and Jeffrey J. O’Neill as directors of the Company.  Messrs. Cardwell and O’Neill have also been appointed to serve on the Audit Committee and the Governance Committee.

Pursuant to the Company’s director compensation program, Messrs. Cardwell and O’Neill will receive annual cash compensation of $93,000 comprised of a quarterly retainer of $16,250, a quarterly meeting fee of $4,500, and a quarterly fee for service on the Audit Committee of $2,500.  Each director will also receive an annual equity award with a fair market value equal to $80,000.

There were no arrangements or understandings by which Messrs. Cardwell and O’Neill were named a director.  Neither the Company nor any of its subsidiaries was involved in any transactions with Messrs. Cardwell and O’Neill or their immediate families that are reportable under Item 404(a) of Regulations S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1
Third Amendment to Revolving Credit Agreement, dated as of August 10, 2012, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender and Consent to Third Amendment to Revolving Credit Agreement, dated as of August 10, 2012.

99.1	Press Release dated August 13, 2012 (this press release is being furnished pursuant to Item 5.02(D) of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer

Date: August 13, 2012